THISNOTEHASNOTBEENREGISTEREDUNDERTHESECURITIESACTOF1933,ASAMENDED(THE"ACT"),OR UNDERTHESECURITIESLAWSOFCERTAINSTATES.THESESECURITIESARESUBJECTTORESTRICTIONSONTRANSFERABILITYANDRESALEANDMAYNOTBETRANSFERREDORRESOLDEXCEPTASPERMITTEDUNDERTHEACTANDTHEAPPLICABLESTATESECURITIESLAWS,PURSUANTTOREGISTRATIONOREXEMPTIONTHEREFROM.LENDERSSHOULDBEAWARETHATTHEYMAYBEREQUIREDTOBEARTHEFINANCIAL RISKSOFTHISINVESTMENTFORANINDEFINITEPERIODOFTIME.THEISSUEROFTHESESECURITIESMAYREQUIREANOPINIONOFCOUNSELINFORMANDSUBSTANCESATISFACTORYTOTHEISSUERTOTHEEFFECTTHATANYPROPOSEDTRANSFERORRESALEISINCOMPLIANCEWITHTHEACT ANDANYAPPLICABLE STATE SECURITIESLAWS.

LG CAPITALFUNDING,LLCCOLLATERALIZED SECURED PROMISSORYNOTE

$57,500.00 Brooklyn, NY

August 4, 2015

1.	PrincipalandInterest

FORVALUERECEIVED,LGCapitalFunding,LLC,aNewYorkLimitedLiabilityCompany(the"Company")herebyabsolutelyandunconditionallypromisestopaytoMaxSoundCorporation.(the“Lender"),ororder,theprincipalamountofFiftySevenThousandFiveHundredDollars($57,500.00)nolaterthanApril4,2016,unlesstheLenderdoesnotmeetthe“currentinformationrequirements”requiredunderRule144oftheSecuritiesActof1933,asamended,inwhichcasetheCompanymaydeclaretheoffsettingnoteissuedbytheLenderonthesamedateherewithtobeinDefault(asdefinedinthatnote)andcrosscancelitspaymentobligationsunderthisNoteaswellastheLenderspaymentobligationsundertheoffsettingnote.ThisFullRecourseNoteshall bear simple interestat the rate of8%.

2.	Repayments andPrepayments;Security.

a.                   AllprincipalunderthisNoteshallbedueandpayablenolaterthanApril4,2016,unlesstheLenderdoesnotmeetthe“currentinformationrequirements”requiredunderRule144oftheSecuritiesActof1933,asamended,inwhichcasetheCompanymaydeclaretheoffsettingnoteissuedbytheLenderonthesamedateherewithtobeinDefault(asdefinedinthatnote)andcrosscancelitspaymentobligationsunderthisNoteaswellastheLenderspaymentobligationsunder theoffsettingnote.

b.                  TheCompanymaypaythisNoteatanytime.ThisnotemaynotbeassignedbytheLender,exceptbyoperation of law.

c.                   ThisNoteshallinitiallybesecuredbythepledgeofthe$57,500.008%convertiblepromissorynoteissuedtotheCompanybytheLenderonevendateherewith(the“LenderNote”).TheCompanymayexchangethiscollateralforothercollateralwithanappraisedvalueofat

least$57,500.00,byproviding3dayspriorwrittennoticetotheLender.IftheLenderdoesnotobjecttothesubstitutionofcollateralinthat3dayperiod,suchsubstitutionofcollateralshallbedeemedtohavebeenacceptedbytheLender.Notwithstandingtheforegoing,anexchangeofcollateralfor$57,500.00incashshallnotrequiretheapprovaloftheLender.AnycollateralexchangeshallnotconstituteawaiverofanydefaultsunderaLendernote.AllcollateralshallberetainedbyNewVentureAttorneys,P.C.,whichshallactastheescrowagentforthecollateralforthebenefitoftheLender.TheCompanymaynoteffectanyconversionsundertheLenderNoteuntil it has madefullcashpayment forthe portionof the LenderNote beingconverted

3.	Events of Default;Acceleration.

a.                   TheprincipalamountofthisNoteissubjecttoprepaymentinwholeorinpartupontheoccurrenceandduringthecontinuanceofanyofthefollowingevents(each,an“EventofDefault”):theinitiationofanybankruptcy,insolvency,moratorium,receivershiporreorganizationbyoragainsttheCompany,orageneralassignmentofassetsbytheCompanyforthebenefitofcreditors.UpontheoccurrenceofanyEventofDefault,theentireunpaidprincipalbalanceofthisNoteandalloftheunpaidinterestaccruedthereonshallbeimmediatelydueandpayable.TheCompanymayoffsetamountsduetotheLenderunderthisNotebysimilaramountsthatmaybedueto theCompanybytheLenderresultingfrombreachesunder theLender Note.

b.                  NoremedyhereinconferredupontheLenderisintendedtobeexclusiveofanyotherremedyandeachandeveryremedyshallbecumulativeandinadditiontoeveryotherremedyhereunder,noworhereafterexistingatlaworinequityorotherwise.TheCompanyacceptsandagreesthatthisNoteisafullrecoursenoteandthattheHoldermayexerciseanyandallremediesavailable to it underlaw.

4.	Notices.

a.                    Allnotices,reportsandothercommunicationsrequiredorpermittedhereundershallbeinwritingandmaybedeliveredinperson,bytelecopywithwrittenconfirmation,overnightdeliveryserviceorU.S.mail,inwhicheventitmaybemailedbyfirst-class,certifiedorregistered,postageprepaid,addressed(i)iftoaLender,atsuchLender’saddressastheLendershallhavefurnishedtheCompanyinwritingand(ii)iftotheCompanyatsuchaddressastheCompanyshallhave furnished theLender(s) in writing.

b.                  Eachsuchnotice,reportorothercommunicationshallforallpurposesunderthisNotebetreatedaseffectiveorhavingbeengivenwhendeliveredifdeliveredpersonallyor,ifsentbymail,attheearlierofitsreceiptor72hoursafterthesamehasbeendepositedinaregularlymaintainedreceptacleforthedepositoftheUnitedStatesmail,addressedandmailedasaforesaid,or,ifsentbyelectroniccommunicationwithconfirmation,uponthedeliveryofelectroniccommunication.

5.	Miscellaneous.

a.                     NeitherthisNotenoranyprovisionshereofmaybechanged,waived,dischargedorterminatedorally, but onlybyasigned statementinwriting.

b.                  NofailureordelaybytheLendertoexerciseanyrighthereundershalloperateasawaiverthereof,norshallanysingleorpartialexerciseofanyright,powerorprivilegeprecludeanyotherright,powerorprivilege.TheprovisionsofthisNoteareseverableandifanyoneprovisionhereofshallbeheldinvalidorunenforceableinwholeorinpartinanyjurisdiction,suchinvalidityorunenforceabilityshallaffectonlysuchprovisioninsuchjurisdiction.ThisNoteexpressestheentireunderstandingofthepartieswith respect to thetransactions contemplatedhereby.TheCompanyandeveryendorserandguarantorofthisNoteregardlessofthetime,orderorplaceofsigningherebywaivespresentment,demand,protestandnoticeofeverykind,andassentstoanyextensionorpostponementofthetimeforpaymentoranyotherindulgence,toanysubstitution,exchangeorreleaseofcollateral,andtotheadditionorreleaseofanyotherpartyorpersonprimarilyorsecondarilyliable.

c.                   IfLenderretainsanattorneyforcollectionofthisNote,orifanysuitorproceedingisbroughtfortherecoveryofall,oranypartof,orforprotectionoftheindebtednessrespectedbythisNote,thentheCompanyagreestopayallcostsandexpensesofthesuitorproceeding,oranyappealthereof,incurredbytheLender, includingwithout limitation,reasonableattorneys' fees.

d.                  ThisNoteshallfor allpurposesbegovernedby,andconstruedinaccordancewiththelaws of theStateofNewYork(withoutreference toconflict of laws).

e.                   ThisNoteshallbebindingupontheCompany'ssuccessorsandassigns,andshallinureto the benefit of theLender'ssuccessorsandassigns.

INWITNESSWHEREOF,the Companyhas caused this Note to beexecuted byits dulyauthorizedofficer to takeeffect as ofthe date firsthereinabove written.

LG CAPITALFUNDING,LLC

By:

Title:

APPROVED:

MAX SOUND CORPORATION.

By:

Title:

CFO